SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                      PUSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: January 25, 2001

                           ISLAND CRITICAL CARE CORP.

                                    DELAWARE

                          COMMISSION FILE NUMBER: 3699
                   IRS EMPLOYER IDENTIFICATION NO. 65-0967706

               85 Watts Drive, Charlottetown, Prince Edward Island

                                 (902) 569-4447

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ITEM 1

   On January 25, 2001, 10000 Del., Inc., which had a controlling interest representing 56.15% of the issued and outstanding common shares of Island Critical Care Corp. was dissolved pursuant to the laws of the State of Delaware, and its sole asset, being 10,164,398 shares of Island Critical Care Corp. was distributed to its shareholders as follow:

Kenneth R. Legere                             6,164,398 common shares
Pfenning Investment Corporation               2,200,000 common shares
Celticash Ltd.                                1,500,000 common shares
Brenda Robertson                                300,000 common shares

   Mr. Legere's direct ownership of Island Critical Care Corp. as its single largest shareholder represents a 34.05% ownership.

   Pfenning Investment Corporation is an affiliate corporation that is controlled by Wayne Weber, an officer, director and employee of the Corporation. Pfenning Investment Corporation's direct ownership constitutes 12.15% of the issued and outstanding common shares of the Corporation. Wayne Weber owns all of his shares in the Corporation indirectly through Pfenning Investment Corporation. Celticash Ltd. is an affiliate corporation that is controlled by Sean Flanigan, an officer, director and employee of the Corporation. Celticash Ltd.'s direct ownership constitutes 8.28% of the issued and outstanding common shares of the Corporation. Sean Flanigan owns 1000 common shares of the Corporation directly and all of his remaining shares in the Corporation are owned by him indirectly through Celticash Ltd.

   No loans or pledges were obtained by the new control group for the purposes of acquiring control.

   There are no arrangements or understandings among the members of both the former and new control group and their associates with respect to election of directors or other matters.

   In accordance with Item 403(c) of Regulation S-K Changes in control, we report that that there are not any arrangements, known to the registrant, including any pledge by any person of securities of the registrant or any of its parents, the operation of which may at a subsequent date result in a change in control of the registrant.


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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ISLAND CRITICAL CARE CORP.


Date:  January 25, 2001        By /s/ Sean P. Flanigan
                                -------------------------------------
                                      Sean P. Flanigan
                                      Vice President and Chief Operating Officer